As filed with the Securities and Exchange Commission on September 24, 2010
REGISTRATION NO. 333-
333-
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(EXACT NAME OF MVA DEPOSITOR/ISSUER REGISTRANT AS SPECIFIED IN ITS CHARTER)
_______________________

New York	04-2845273
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

60 East 42nd Street, Suite 1115, New York, New York 10165   (212) 983-6352
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
_______________________

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(EXACT NAME OF GUARANTOR REGISTRANT AS SPECIFIED IN ITS CHARTER)
_______________________

Delaware	04-2461439
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481  (781) 237-6030
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
_______________________

Sandra M. DaDalt
Assistant Vice President and Senior Counsel
Sun Life Assurance Company of Canada (U.S.)
One Sun Life Executive Park, SC 1335
Wellesley Hills, Massachusetts 02481
(800) 786-5433
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
_______________________

Copies of Communications to:
Thomas C. Lauerman, Esq.
Jorden Burt LLP
1025 Thomas Jefferson Street, NW, Suite 400E
Washington, D.C. 20007-0805
(202) 965-8156
______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (other than securities offered only in connection with dividend or interest reinvestment plans), check the following box.  ☑

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per unit(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Market value adjusted interests under deferred annuity contracts(3) . . . . . . . .	$[1,402,501]	100%	100%	$100(4)
Subordinated guarantee relating to market value adjusted interests under deferred annuity contracts(5) . . . . . . .	--	--	--	None

(1)

An indeterminate number or amount of market value adjusted interests under deferred annuity contracts of Sun Life Insurance and Annuity Company of New York that may from time to time be issued at indeterminate prices, in U.S. dollars. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $1,402,501.

(2)	Estimated solely for the purpose of determining the amount of the registration fee.

(3)
The market value adjusted interests registered hereby are the "Guarantee Periods" issued on terms and conditions set forth in deferred annuity contracts and described in the prospectus contained in this registration statement. The issuer of the market value adjusted interests is Sun Life Insurance and Annuity Company of New York.

(4)
This amount, is offset as follows, in reliance on Rule 457(p) under the Securities Act: $100 of the registration fee paid with respect to the Form S-3 registration statement filed by Sun Life Insurance and Annuity Company of New York, as registrant, (File No. 333-144903, the initial filing of which Registration Statement was made on July 27, 2007) is associated with securities that, due to the termination of the offering pursuant to that registration statement will not be sold thereunder, and said $100 of registration fees is hereby applied to offset the registration fee for this Registration Statement.

(5)
Sun Life Assurance Company of Canada (U.S.) is the issuer and guarantor under the subordinated guarantee, and the subordinated guarantee is being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act no separate fee for the subordinated guarantee is payable.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement No. 33-41629 under the Securities Act of 1933 and 811-04440 under the Investment Company Act of 1940.

SUPPLEMENT DATED XXXXXX XX, 20__
to
PROSPECTUS DATED MAY 21, 2007
for the following annuities:
MFS REGATTA-NY
FUTURITY-NY
REGATTA GOLD-NY

Background

This Supplement revises certain of the information contained in the above-listed prospectuses (as previously supplemented) that pertain to annuity Contracts issued by Sun Life Insurance and Annuity Company of New York (“Sun Life (N.Y.)”).  We refer to the prospectus for your Contract (as previously supplemented) as the “Prospectus,” and words and phrases used in this Supplement have the same meaning as the Prospectus gives to them.

This Supplement is being provided to you as a Participant under one of the above-listed Contracts. You should retain this Supplement with the Prospectus for future reference. If you need an additional copy of the Prospectus or any supplement thereto, please call (800) 752-7215.

Sun Life (N.Y.) is the issuer of the Contracts and is responsible for satisfying all of its obligations to you under the Contracts.  As we previously have advised you, however, our parent company--Sun Life Assurance Company of Canada (U.S.) (“Sun Life (U.S.)”)--has guaranteed certain of our obligations under the Contracts.  Specifically, subject to the terms and conditions discussed in the Prospectus, Sun Life (U.S.) has guaranteed our obligations under the Guarantee Periods that are an investment option under the Contracts.  We refer to this guarantee as the “Subordinated Guarantee.”

Revised Information

(1) Update of Available Information

Sun Life (N.Y.) and Sun Life (U.S.) have filed with the SEC a Form S-3 registration statement under the Securities Act of 1933 relating to the Guarantee Periods and the Subordinated Guarantee under your Contract.  This Supplement and the Prospectuses to which it relates do not contain all of the information contained in that registration statement and its exhibits.  For further information regarding Sun Life (N.Y.), Sun Life (U.S.), the Guarantee Periods, and the Subordinated Guarantee, you may refer to the Form S-3 registration statement and its exhibits.

In addition, Sun Life (U.S.) is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”).  Accordingly, Sun Life (U.S.) files reports and other information with the SEC to meet those requirements.  These include the SEC filings incorporated by reference below.

You can read and copy such reports and other information, as well as the Form S-3 registration statement, at the SEC's public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  You can also find these materials on the SEC's website (http://www.sec.gov).

(2) Update of Information Incorporated by Reference

Sun Life (U.S.) incorporates herein by reference the SEC filings listed below:

●	Sun Life (U.S.)’s Annual Report on Form 10-K for the year ended December 31, 2009;

●	Sun Life (U.S.)’s Quarterly Report on Form 10-Q for the period ended March 31, 2010;

●	Sun Life (U.S.)’s Quarterly Report on Form 10-Q for the period ended June 30, 2010; and

●
all of Sun Life (U.S.)’s other filings made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after June 30, 2010 prior to the termination of the offering of the Guarantee Periods and Subordinated Guarantee pursuant to the Prospectus.

Sun Life (N.Y.) currently is not required to file the foregoing types of materials pursuant to the Exchange Act.  To the extent that it in future makes any such filings, however, Sun Life (N.Y.) incorporates herein by reference all filings that it makes pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering of the Guarantee Periods and Subordinated Guarantee pursuant to the Prospectus.

Each of Sun Life (U.S.) and Sun Life (N.Y.) will furnish, without charge, upon your written or oral request, a copy of the documents referred to above which that company incorporates by reference into this Supplement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Supplement).  Requests for any of such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

Information contained in this Supplement, and information that is filed with the SEC in the future and incorporated by reference into this Supplement, automatically modifies and supersedes previously filed information (including information in previously filed documents or reports that have been incorporated by reference herein or in the Prospectus), to the extent the new information differs from or is inconsistent with the old information.  Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Supplement or the Prospectus.

(3) Update of Distribution of the Contracts

Under the heading “Distribution of the Contracts” in the Prospectus, in the first paragraph, “National Association of Securities Dealers, Inc.” is replaced with “Financial Industry Regulatory Authority” and “NASD” is replaced with “FINRA”. The last sentence of that section is replaced by the following language:

Commissions will not be paid with respect to Accounts established for the personal account of employees of the Company or any of its affiliates, or of persons engaged in the distribution of the Contracts, or of immediate family members of such employees or persons.

The commissions paid to or retained by Clarendon in connection with the distribution of the Contracts were as follows for the years indicated:

	2007	2008	2009
MFS Regatta-NY	0	0	0
Futurity-NY	$421	$$281	$144
Regatta Gold-NY	$16	$877	$4,331

(4) Independent Registered Public Accounting Firm

The consolidated financial statements incorporated herein by reference from the Annual Report of Sun Life Assurance Company of Canada (U.S.) on Form 10-K for the year ended December 31, 2009 have been audited by _________, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph, referring to the Company changing its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and changing its method of accounting for income taxes as required by accounting guidance adopted on January 1, 2007), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Their office is located at _______________, Boston, Massachusetts.

SUPPLEMENT DATED JUNE 17, 2010
TO
PROSPECTUSES DATED MAY 21, 2007
FOR MFS REGATTA NY, MFS REGATTA GOLD NY, AND FUTURITY NY

PROSPECTUSES DATED MAY 1, 2007
FOR SUN LIFE FINANCIAL MASTERS REWARD NY
AND SUN LIFE FINANCIAL MASTERS SELECT NY

PROSPECTUSES DATED MAY 1, 2006
FOR COLUMBIA ALL-STAR NY, COLUMBIA ALL-STAR EXTRA NY, AND
COLUMBIA ALL-STAR FREEDOM NY
and
PROSPECTUSES DATED MAY 1, 2003
FOR FUTURITY ACCOLADE NY AND MFS REGATTA EXTRA NY

ISSUED BY SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
SUN LIFE (N.Y.) VARIABLE ACCOUNT C

1. The first paragraph under the heading “COMMUNICATING TO US ABOUT YOUR CONTRACT” is hereby deleted and replaced with the following:

All materials sent to us, including Purchase Payments, must be sent to our Service Address as set forth at the beginning of this Prospectus. For all telephone communications, you must call (800) 752-7215. We may accept certain communications or transaction requests from your authorized registered representative of the broker-dealer of record over the Internet on our broker website, but only after the registered representative has consented to our online terms of use.

2. The following is added under the heading “COMMUNICATING TO US ABOUT YOUR CONTRACT:

Electronic Account Information

You may elect to receive prospectuses, transaction confirmations, reports and other communications in electronic format, instead of receiving paper copies of these documents.  You may enroll in this optional electronic delivery service by visiting www.sunlife.com, selecting "Individuals" from the "Access your account" dropdown, and consenting to electronic delivery.  The electronic delivery service is subject to various terms and conditions, including a requirement that you promptly notify us of any change in your e-mail address, in order to avoid any disruption of deliveries to you. You may obtain more information and assistance at the above-mentioned internet location or by writing us at our Service Address or by telephone at (800) 752-7215.

3. The “Request for Transfers” section under the heading “Transfer Privilege” is hereby deleted and replaced with the following:

Requests for Transfers

You, your authorized registered representative of the broker-dealer of record, or another authorized third party may request transfers in writing or by telephone. Subject to availability and only after your authorized registered representative has consented to our online terms of use, we may also permit your authorized registered representative to request transfers electronically over the Internet on our broker website. If a written, telephone, or electronic transfer request is received before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m., the transfer will be effective that day. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We have established procedures reasonably designed to confirm that instructions communicated to us by telephone or electronically are genuine. These procedures may require any person requesting a transfer by telephone or electronically to provide personal identifying information. We will not be liable for following instructions communicated by telephone or electronically that we reasonably believe are genuine. We reserve the right to deny any and all transfer requests made by telephone or electronically and to require that certain transfer requests be submitted in writing. We also reserve the right to suspend, modify, restrict, or terminate the telephone or electronic transfer privilege at any time. Your ability (or the ability of your authorized registered representative or another authorized third party) to request transfers by telephone and/or electronically may be limited due to circumstances beyond our control, such as during system outages or periods of high volume.

A transfer request will be effective as of the close of the Business Day if we receive the transfer request, in good order, before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, the transfer request will be effective on the next Business Day.

Certain transfer requests may result in the modification or cancellation of one or more of the Contract’s optional programs or features that require, or are based on, specific allocations among the available Sub-Accounts or Guarantee Periods as described more particularly elsewhere in this Prospectus (and in the Appendices hereto).

No more than one transfer request of Account Values may be made on the same Business Day regardless of whether the request is made by you, your authorized registered representative, or another authorized third party, and regardless of whether the request is submitted in writing, by telephone, or electronically. The Company has established reasonable procedures for handling multiple transfer requests received on the same Business Day, including processing the first transfer request received in good order on a Business Day (unless otherwise cancelled in accordance with the cancellation procedures described below in the next paragraph).

You, your authorized registered representative, or another authorized third party may cancel a transfer request by contacting us by telephone at (800) 752-7215 before the end of the Business Day during which the transfer request was submitted.  Subject to availability, we may permit your authorized registered representative to request cancellation of a transfer request electronically over the Internet, provided we receive the electronic request before the end of the Business Day during which the transfer request was submitted.

4. The following is hereby added as the fourth paragraph under the heading “Reports to Owners.”

If you have enrolled in the electronic delivery service and consented to receive documents electronically, we will send you an email at the address you provided notifying you when we have posted your confirmations, statements, and reports on our website.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

SUPPLEMENT DATED SEPTEMBER 25, 2008
TO

PROSPECTUSES DATED MAY 21, 2007
FOR MFS REGATTA GOLD NY AND FUTURITY NY

PROSPECTUSES DATED MAY 1, 2007
FOR MFS REGATTA NY, SUN LIFE FINANCIAL MASTERS REWARD NY
AND SUN LIFE FINANCIAL MASTERS SELECT NY

ISSUED BY SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
SUN LIFE (N.Y.) VARIABLE ACCOUNT C

Effective October 1, 2008, we will no longer issue any new annuities under Section 403(b) of the Internal Revenue Code (so-called Section 403(b) annuities or tax-sheltered annuities, including Texas Optional Retirement Program annuities) (“TSAs”).  After December 31, 2008, we will no longer accept any additional Purchase Payments to any previously issued TSAs.

The Internal Revenue Service’s (“IRS”) comprehensive TSA regulations are effective January 1, 2009, and these regulations, subsequent IRS guidance, and/or the terms of an employer’s TSA plan impose new restrictions on TSAs, including restrictions on (1) the availability of hardship distributions and loans, (2) TSA exchanges within the same employer’s TSA plan, and (3) TSA transfers to another employer’s TSA plan.  You should consult with a qualified tax professional about how the regulations affect you and your TSA.

The TSA regulations provide that TSA hardship withdrawals will be subject to the IRS rules applicable to hardship distributions from 401(k) plans.  Specifically, if you have not terminated your employment or reached age 59½, you may be able to withdraw a limited amount of monies if you have an immediate and heavy financial need and the withdrawal amount is necessary to satisfy such financial need.  An immediate and heavy financial need may arise only from:

●	deductible medical expenses incurred by you, your spouse, or your dependents;
●	payments of tuition and related educational fees for the next 12 months of post-secondary education for you, your spouse, or your dependents;
●	costs related to the purchase of your principal residence (not including mortgage payments);
●	payment necessary to prevent eviction from your principal residence or foreclosure of the mortgage on your principal residence;
●	payments for burial or funeral expenses for your parent, spouse, children, or dependents; or
●	expenses for the repair of damage to your principal residence that would qualify for the federal income tax casualty deduction.

You will be required to represent in writing to us (1) that your specified immediate and heavy financial need cannot reasonably be relieved through insurance or otherwise, by liquidation of your assets, by ending any contributions you are making under your TSA plan, by other distributions and nontaxable loans under any of your qualified plans, or by borrowing from commercial sources and (2) that your requested withdrawal amount complies with applicable law, including the federal tax law limit.  And, unless your TSA was issued prior to September 25, 2007 and the only payments you made to such TSA were TSA funds you transferred directly to us from another TSA carrier (a “90-24 Transfer TSA”), your TSA employer also may need to agree in writing to your hardship request.  Hardship withdrawals are fully taxable, plus you may be required to pay a 10% federal income tax penalty.  A hardship withdrawal may not be repaid once taken.

If your TSA contains a provision that permits loans, you may request a loan but you will be required to represent in writing to us that your requested loan amount complies with applicable law, including the federal tax law limit.  And, unless your TSA is a 90-24 Transfer TSA, your TSA employer also may need to agree in writing to your loan request.

If you wish to transfer or exchange your TSA for another TSA within the same or different TSA plan, you will be able to do so only if the issuer of the new TSA certifies to us that the transfer or exchange is permissible under the TSA regulations and the applicable TSA plan.  Your TSA employer also may need to agree in writing to your transfer/exchange request.

Please retain this supplement with your prospectus for future reference.

SUPPLEMENT DATED September 27, 2007
to
PROSPECTUSES
for
MFS REGATTA-NY, dated May 21, 2007
FUTURITY-NY, dated May 21, 2007
REGATTA GOLD-NY, dated May 21, 2007
SUN LIFE FINANCIAL MASTERSSM REWARD-NY, dated May 1, 2007
SUN LIFE FINANCIAL MASTERSSM SELECT-NY, dated May 1, 2007

We are Sun Life Insurance and Annuity Company of New York ("Sun Life (N.Y.)").  We are the issuer of the following five forms of combination fixed and variable annuity contracts (the "Contracts"):  MFS Regatta-NY, Futurity-NY, Regatta Gold-NY, Sun Life Financial MastersSM Reward-NY, and Sun Life Financial MastersSM Select-NY.  Each of these forms of Contract is described in a prospectus dated May 21, or May 1, 2007.  This supplement relates to each of those May 21, and May 1, 2007 prospectuses.

Purpose of this Supplement

This supplement provides additional information about the "Guarantee Periods" under the Contracts.  The "Guarantee Periods" are the fixed investment options under the Contracts.  Each Guarantee Period pays interest at a guaranteed rate for a specified period of time, although withdrawals made before the end of the period may be subject to a "Market Value Adjustment" that can increase or decrease the amount of your withdrawal proceeds.  For a complete description of the Guarantee Periods available under your Contract, see "THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS" and "WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT" in the above-listed prospectus that pertains to your Contract.

The purpose of this supplement is to advise you that, as to Guarantee Periods that commence on or after the date of this supplement, the obligations of Sun Life (N.Y.) will be fully and unconditionally guaranteed by Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)"), pursuant to a subordinated guarantee (the "Subordinated Guarantee").  (If you have allocated amounts under your Contract to a Guarantee Period that commenced before the date of this supplement, that Guarantee Period also has now been guaranteed by Sun Life (U.S.), pursuant to a separate subordinated guarantee that is identical in all relevant respects to the Subordinated Guarantee to which this supplement relates. Therefore, all of the information in this supplement about the Subordinated Guarantee applies equally to Sun Life (U.S.)'s guarantee of your older Guarantee Period.)

The Subordinated Guarantee does not relieve Sun Life (N.Y.) of any obligations under your Contract.  Indeed, the Subordinated Guarantee is provided in addition to all of the other rights and benefits available under your Contract.  There is no cost to you to obtain the benefits of the Subordinated Guarantee, and there are no disadvantages to you of having this additional guarantee.

You can learn more about Sun Life (U.S.), the guarantor, and the Subordinated Guarantee in the discussions that follow.

The Guarantor

Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)") is the guarantor under the Subordinated Guarantee.  Sun Life (U.S.), a reporting company with the United States Securities and Exchange Commission ("SEC"), is a stock life insurance company incorporated under the laws of the State of Delaware.  Sun Life (U.S.) is authorized to transact an insurance business in all states of the United States other than New York, as well as in the District of Columbia, Puerto Rico and the U.S. Virgin Islands. Sun Life (U.S.) and its subsidiaries are engaged in the sale of individual and group variable life insurance, individual and group fixed and variable annuities, group pension contracts, guaranteed investment contracts, group life, group disability, and group stop loss insurance.

Sun Life (N.Y.) is a wholly-owned subsidiary of Sun Life (U.S.).  Sun Life (U.S.), in turn, is an indirect wholly-owned subsidiary of Sun Life Financial, Inc. ("Sun Life Financial").  Sun Life Financial, a corporation organized in Canada, is a public reporting company with the SEC, with common shares listed on the Toronto, New York, and Philippine stock exchanges.

As "reporting" companies with the SEC, Sun Life (U.S.) and its parent company (Sun Life Financial) are subject to ongoing requirements to periodically file financial statements and other information about their business with the SEC, pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").  This information is generally available to the public from the SEC (and, in many cases, from other sources). See "Available Information" and "Incorporation of Documents by Reference," below.  Notwithstanding Sun Life (U.S.)'s compliance with reporting requirements, the SEC does not regulate the financial condition of Sun Life (U.S.) and has not passed upon the merits of Sun Life (U.S.) serving as the guarantor under the Subordinated Guarantee. Nor does the SEC regulate or pass upon the terms or value of the Subordinated Guarantee.

The Subordinated Guarantee

Under the terms of the Subordinated Guarantee, Sun Life (U.S.) guarantees Sun Life (N.Y.)’s obligations with respect to any Guarantee Periods commencing on or after September 27, 2007.  The Subordinated Guarantee applies unless and until we notify you otherwise.  If we give you such notice, the Subordinated Guarantee would remain in effect for all Guarantee Periods that had already started, but would be inapplicable to Guarantee Periods starting after the date given in such notice.

Under the terms of the Subordinated Guarantee:

●
If we fail to honor any valid request to surrender, transfer, or withdraw any amount from a Guarantee Period, or fail to allocate amounts from a Guarantee Period to an annuity option when obligated to do so, Sun Life (U.S.) guarantees the full amount that you would have received, or value that you would have been credited, had we fully met our obligations with respect to such Guarantee Period. This guarantee, however, does not guarantee the amount of your Account Value that is allocated to any variable investment option available under your Contract and does not guarantee the investment performance of any of those variable investment options.

●
If we fail to pay any amount that becomes payable upon the death of a Contract owner, participant or annuitant, Sun Life (U.S.) guarantees the unpaid amount, up to the account value in any Guarantee Period, increased by any accrued but uncredited interest attributable thereto and increased by any positive Market Value Adjustment that would have been payable upon any surrender of the Contract at that time (but not decreased by any negative Market Value Adjustment).  This Subordinated Guarantee, however, does not cover the full amount that may be payable on death pursuant to the terms of the Contract.  While the amount guaranteed by Sun Life (U.S.) under the Subordinated Guarantee equals the amount of your Account Value that is invested in the Guarantee Periods (increased by certain uncredited interest and Market Value Adjustments), the amount payable on death is based on a number of other factors that may include, for example, the amount of Purchase Payments you have made, any increase in death benefit amount under an optional death benefit rider, and the total amount of your Account Value (including Account Value allocated to variable investment options). Thus, to the extent that the amount payable on death exceeds the amount of your Account Value invested the Guarantee Periods (increased for any interest and Market Value Adjustments as noted above), Sun Life (U.S.) does not guarantee the payment of that excess. Accordingly, the Subordinated Guarantee guarantees payment only of those amounts payable on death from the Guarantee Periods and not any amounts payable on death from the variable investment options or from Sun Life (N.Y.)’s other assets.

●
If we fail to make payment when due of any amount that is guaranteed by Sun Life (U.S.), you could directly request Sun Life (U.S.) to satisfy our obligation, and Sun Life (U.S.) must do so. You would not have to make any other demands on us as a precondition to making a claim against Sun Life (U.S.) under the Subordinated Guarantee. To make a claim under the Subordinated Guarantee you may submit a written communication addressed directly to Sun Life (U.S.), P.O. Box 9133, Wellesley Hills, MA 02481.

The Subordinated Guarantee is an "unsecured" obligation of Sun Life (U.S.).  This means that, if Sun Life (U.S.) does not meet its obligations to you under the Subordinated Guarantee, there is no collateral on which you can foreclose to obtain payment.  Also, the Subordinated Guarantee is a "subordinated" obligation.  This means that, if Sun Life (U.S.) does not meet its obligations to you under this Subordinated Guarantee, and Sun Life does not have enough assets and other resources to satisfy all of its obligations, Sun Life (U.S.) will pay almost all of its other obligations before it pays your claim under the Subordinated Guarantee.  The only obligations of Sun Life (U.S.) that would not be paid before your claim would be any obligations whose terms provide that they will be equal with or come behind the Subordinated Guarantee.  The fact that the Subordinated Guarantee is unsecured and subordinated increases the likelihood that, if Sun Life (U.S.) is unable or otherwise fails to pay all of its obligations, you may be unable to obtain payment from Sun Life in accordance with the terms of the Subordinated Guarantee.

The laws of the state of New York govern the Subordinated Guarantee.  Under the terms of the Subordinated Guarantee, you or your beneficiary may bring a proceeding in any court of competent jurisdiction in the City of New York to enforce the obligations of Sun Life (U.S.) as guarantor. Sun Life (U.S.) has agreed to submit to the jurisdiction of such New York courts in these proceedings.

The Reason for the Subordinated Guarantee

Under the SEC’s rules, and if certain other requirements are met, the Subordinated Guarantee relieves Sun Life (N.Y.) of its obligation to file annual, quarterly, and current reports with the SEC on Form 10-K, Form 10-Q, and Form 8-K, respectively.  Sun Life (N.Y.) expects that all of the requirements necessary to cease filing such reports will be met, which will save Sun Life (N.Y.) the expense of being an SEC reporting company.

Sun Life (U.S.) files its own annual, quarterly and current reports on Forms 10-K, Form 10-Q and Form 8-K, respectively.  Sun Life (N.Y.) is included in Sun Life (U.S.)’s consolidated financial statements.  In particular, a footnote to the Sun Life (U.S.) consolidated financial statements will contain condensed consolidating financial information with separate columns for Sun Life (U.S.), Sun Life (N.Y.), and other subsidiaries of Sun Life (U.S.), together with consolidating adjustments.

Available Information

Sun Life (N.Y.) and Sun Life (U.S.) have filed with the SEC a Form S-3 registration statement under the Securities Act of 1933 relating to the Guarantee Periods and the Subordinated Guarantee under your Contract.  This supplement and the prospectuses to which it relates do not contain all of the information contained in that registration statement and its exhibits.  For further information regarding Sun Life (N.Y.), Sun Life (U.S.), the Guarantee Periods, and the Subordinated Guarantee, you may refer to the Form S-3 registration statement and its exhibits.

In addition, Sun Life (U.S.) is, and Sun Life (N.Y.) has been, subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act").  Accordingly, Sun Life (U.S.) files, and Sun Life (N.Y.) has filed, reports and other information with the SEC to meet those requirements.  After the date of this supplement, it is expected that Sun Life (N.Y.) will no longer file reports under the Exchange Act.  The financial statements of Sun Life (N.Y.) will, however, continue to be included in the Statements of Additional Information in registration statements with respect to the Contracts that have been filed on Form N-4 with the SEC by Sun Life (N.Y.) and Sun Life (N.Y.) Variable Account C.  Those Statements of Additional Information are incorporated by reference into the prospectuses to which this supplement relates.  Also, as noted above under "The Reasons for the Subordinated Guarantee," Sun Life (N.Y.) has been and will continue to be included in the consolidated financial statements of Sun Life (U.S.).

You can inspect and copy all of the above-described registration statements, reports and other information at the SEC's public reference facilities at the following locations: Washington, D.C. - 100 F Street, N.E., Washington, D.C. 20549-0102 and Chicago, Illinois - 500 West Madison Street, Chicago, IL 60661.  The Washington, D.C. office will also provide copies by mail for a fee.  (You may obtain information about the operation of the SEC’s public reference facilities by calling 1-800-SEC-0330).  You may also find these materials on the SEC's website (http://www.sec.gov).

Incorporation of Documents by Reference

Sun Life (U.S.) incorporates herein by reference the SEC filings listed below:

●	Sun Life (U.S.)’s Annual Report on Form 10-K for the year ended December 31, 2006;

●	Sun Life (U.S.)’s Quarterly Report on Form 10-Q for the period ended March 31, 2007;

●	Sun Life (U.S.)’s Quarterly Report on Form 10-Q for the period ended June 30, 2007; and

●	all of Sun Life (U.S.)’s other filings made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after June 30, 2007.

Sun Life (N.Y.) incorporates by reference the SEC filings listed below:

●	Sun Life (N.Y.)’s Annual Report on Form 10-K for the year ended December 31, 2006;

●	Sun Life (N.Y.)’s Quarterly Report on Form 10-Q for the period ended March 31, 2007;

●	Sun Life (N.Y.)’s Quarterly Report on Form 10-Q for the period ended June 30, 2007; and

●	all of Sun Life (N.Y.)’s other filings made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after June 30, 2007.

Each of Sun Life (U.S.) and Sun Life (N.Y.) will furnish, without charge, upon your written or oral request, a copy of the documents referred to above which that company has incorporated by reference into this supplement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this supplement).  You may also request, free of charge, a copy of the Statement of Additional Information that is incorporated by reference into your prospectus to which this supplement relates.  Requests for any of such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

Offering of the Subordinated Guarantee

The Subordinated Guarantee, together with the Contracts, is offered through Clarendon Insurance Agency, Inc., as general distributor.  The offering is made on a continuous, best efforts basis.

PROSPECTUS
MAY 21, 2007
MFS® REGATTA-NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the single payment deferred annuity contracts described in this Prospectus to individuals.

You may choose among 9 variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following series of the MFS®/ Sun Life Series Trust (the "Series Fund"):

Large-Cap Equity Funds	Intermediate-Term Bond Funds
MFS®/ Sun Life Capital Appreciation Series	MFS®/ Sun Life Government Securities Series
MFS®/ Sun Life Massachusetts Investors Trust Series	World Bond Funds
Asset Allocation Funds	MFS®/ Sun Life Global Governments Series
MFS®/ Sun Life Total Return Series	High Yield Bond Funds
International/Global Equity Funds	MFS®/ Sun Life High Yield Series
MFS®/ Sun Life Global Growth Series	Money Market Funds
Specialty/Sector Funds	MFS®/ Sun Life Money Market Series
MFS®/ Sun Life Utilities Series

Massachusetts Financial Services Company serves as investment adviser to all of the Funds in the MFS®/ Sun Life Series Trust.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

This Prospectus must be accompanied by a current prospectus for the Series Fund. Please read this Prospectus and the Series Fund prospectus carefully before investing and keep them for future reference. They contain important information about the Contract and the Series Fund.

We have filed a Statement of Additional Information dated May 21, 2007 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 36 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Service Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

SPECIAL TERMS [INSERT PAGE NUMBER]
PRODUCT HIGHLIGHTS [INSERT PAGE NUMBER]
FEES AND EXPENSES [INSERT PAGE NUMBER]
EXAMPLE [INSERT PAGE NUMBER]
CONDENSED FINANCIAL INFORMATION [INSERT PAGE NUMBER]
THE ANNUITY CONTRACT [INSERT PAGE NUMBER]
COMMUNICATING TO US ABOUT YOUR CONTRACT [INSERT PAGE NUMBER]
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK [INSERT PAGE NUMBER]
THE VARIABLE ACCOUNT [INSERT PAGE NUMBER]
VARIABLE ACCOUNT OPTIONS: THE MFS®/ SUN LIFE SERIES TRUST [INSERT PAGE NUMBER]
THE FIXED ACCOUNT [INSERT PAGE NUMBER]
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS [INSERT PAGE NUMBER]
THE ACCUMULATION PHASE [INSERT PAGE NUMBER]
Issuing Your Contract [INSERT PAGE NUMBER]
Amount of Purchase Payment [INSERT PAGE NUMBER]
Allocation of Net Purchase Payment [INSERT PAGE NUMBER]
Your Account [INSERT PAGE NUMBER]
Your Account Value [INSERT PAGE NUMBER]
Variable Account Value [INSERT PAGE NUMBER]
Fixed Account Value [INSERT PAGE NUMBER]
Transfer Privilege [INSERT PAGE NUMBER]
WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT [INSERT PAGE NUMBER]
Cash Withdrawals [INSERT PAGE NUMBER]
Withdrawal Charge [INSERT PAGE NUMBER]
Market Value Adjustment [INSERT PAGE NUMBER]
CONTRACT CHARGES [INSERT PAGE NUMBER]
Account Fee [INSERT PAGE NUMBER]
Administrative Expense Charge [INSERT PAGE NUMBER]
Mortality and Expense Risk Charge [INSERT PAGE NUMBER]
Premium Taxes [INSERT PAGE NUMBER]
Series Fund Expenses [INSERT PAGE NUMBER]
DEATH BENEFIT [INSERT PAGE NUMBER]
Amount of Death Benefit [INSERT PAGE NUMBER]
Method of Paying Death Benefit [INSERT PAGE NUMBER]
Selection and Change of Beneficiary [INSERT PAGE NUMBER]
Payment of Death Benefit [INSERT PAGE NUMBER]
Due Proof of Death [INSERT PAGE NUMBER]
THE INCOME PHASE - ANNUITY PROVISIONS [INSERT PAGE NUMBER]
Selection of the Annuitant or Co-Annuitant [INSERT PAGE NUMBER]
Selection of the Annuity Commencement Date [INSERT PAGE NUMBER]
Annuity Options [INSERT PAGE NUMBER]
Selection of Annuity Option [INSERT PAGE NUMBER]
Amount of Annuity Payments [INSERT PAGE NUMBER]
Exchange of Variable Annuity Units [INSERT PAGE NUMBER]
Account Fee [INSERT PAGE NUMBER]
Annuity Payment Rates [INSERT PAGE NUMBER]
Annuity Options as Method of Payment for Death Benefit [INSERT PAGE NUMBER]
OTHER CONTRACT PROVISIONS [INSERT PAGE NUMBER]
Exercise of Contract Rights [INSERT PAGE NUMBER]
Change of Ownership [INSERT PAGE NUMBER]
Death of Owner [INSERT PAGE NUMBER]
Voting of Series Fund Shares [INSERT PAGE NUMBER]
Reports to Owners [INSERT PAGE NUMBER]
Substitution of Securities [INSERT PAGE NUMBER]
Change in Operation of Variable Account [INSERT PAGE NUMBER]
Splitting Units [INSERT PAGE NUMBER]
Modification [INSERT PAGE NUMBER]
Right to Return [INSERT PAGE NUMBER]
TAX CONSIDERATIONS [INSERT PAGE NUMBER]
Deductibility of Purchase Payments [INSERT PAGE NUMBER]
Pre-Distribution Taxation of Contracts [INSERT PAGE NUMBER]
Distributions and Withdrawals from Non-Qualified Contracts [INSERT PAGE NUMBER]
Distributions and Withdrawals from Qualified Contracts [INSERT PAGE NUMBER]
Withholding [INSERT PAGE NUMBER]
Investment Diversification and Control [INSERT PAGE NUMBER]
Tax Treatment of the Company and the Variable Account [INSERT PAGE NUMBER]
Qualified Retirement Plans [INSERT PAGE NUMBER]
Pension and Profit-Sharing Plans [INSERT PAGE NUMBER]
Tax-Sheltered Annuities [INSERT PAGE NUMBER]
Individual Retirement Arrangements [INSERT PAGE NUMBER]
Roth Individual Retirement Arrangements [INSERT PAGE NUMBER]
ADMINISTRATION OF THE CONTRACTS [INSERT PAGE NUMBER]
DISTRIBUTION OF THE CONTRACTS [INSERT PAGE NUMBER]
AVAILABLE INFORMATION [INSERT PAGE NUMBER]
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE [INSERT PAGE NUMBER]
STATE REGULATION [INSERT PAGE NUMBER]
LEGAL PROCEEDINGS [INSERT PAGE NUMBER]
FINANCIAL STATEMENTS [INSERT PAGE NUMBER]
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION [INSERT PAGE NUMBER]
APPENDIX A - GLOSSARY [INSERT PAGE NUMBER]
APPENDIX B -  CONDENSED FINANCIAL INFORMATION [INSERT PAGE NUMBER]
APPENDIX C - WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT [INSERT PAGE NUMBER]

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail

The Annuity Contract

The Regatta - NY Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. The Contract has two phases: an Accumulation Phase and an Income Phase. During the Accumulation Phase, your Purchase Payment may be allocated to one or more Variable Account or Fixed Account options.  During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated.  The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them.  When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferred benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a death benefit if you die during the Accumulation Phase.

The Accumulation Phase

Under most circumstances, you can purchase a Contract with a Purchase Payment of $5,000 or more. We will not accept a Purchase Payment over $2 million unless we have approved the payment in advance.

The Income Phase

If you want to receive regular income from your annuity after the Annuity Commencement Date, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options.  If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds.  Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Variable Account Options: The MFS®/Sun Life Series Trust

You can allocate your Purchase Payment among Sub-Accounts, each of which invests in a separate securities portfolio of the MFS/Sun Life Series Trust, an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund.  The investment returns on the Funds are not guaranteed.  You can make or lose money.  You can make transfers among the Series Funds and the Fixed Account Options.

Market conditions will determine the value of an investment in any Series. Each Series is described in the prospectus of the MFS/Sun Life Series Trust.  You may make transfers amount the Series and the Fixed Account options up to 12 times a year.

The Fixed Account Options:  The Guarantee Periods

You can allocate your Purchase Payment to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time.  Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish.  We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law.  Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.  We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations or transfers into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $75,000 on your Contract Anniversary, we deduct a $30 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year.

We also deduct insurance charges (i.e., a mortality and expense risks charge and an administrative expense charge) equal to 1.40% per year of the average daily value of the Contract allocated among the Sub-Accounts.

If you withdraw money from your Contract, we will, with certain exceptions, impose a withdrawal charge. Your Contract allows a "free withdrawal amount," which you may withdraw before you incur the withdrawal charge. The rest of your withdrawal is subject to a withdrawal charge equal to a percentage of the amount withdrawn as described below.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Series Fund. The charges vary depending upon which Series you have selected.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase. During the first 7 Contract Years, 10% of your Purchase Payment may be withdrawn each year without the imposition of a withdrawal charge. All other amounts you withdraw during the first 7 Contract Years will be subject to a withdrawal charge ranging from 6% to 0% of the amount withdrawn. You may also be required to pay income tax and possible tax penalties on any money you withdraw.

We do not assess a withdrawal charge upon annuitization or transfers.

In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may be subject to a Market Value Adjustment.

Death Benefit

If the Annuitant dies before the Contract reaches the Income Phase, the beneficiary will receive a death benefit.  To calculate the death benefit, we use a "Death Benefit Date," which is the earliest date we have both due proof of death and a written request specifying the manner of payment.

The death benefit is the greatest of:

(1)	the value of the Contract on the Death Benefit Date;
(2)	the amount we would pay in the event of a full surrender of the Contract on the Death Benefit Date;
(3)	the value of the Contract on the most recent 7-year anniversary of the Contract, adjusted for any partial withdrawals and charges made after that anniversary;
(4)	your Purchase Payment less any partial withdrawals; and
(5)
the value of the Contract on the Contract Anniversary immediately preceding the Death Benefit Date, adjusted for any partial withdrawals and charges made after that anniversary so long as the Annuitant is less than 80 years old on the date of death.

Right to Return

Your Contract contains a "free look" provision.  If you cancel your Contract within 10 days after receiving it (or later if required by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payment or your Contract Value as of the day we received your cancellation request (this may be more or less than the original purchase payment) and we will not deduct a withdrawal charge.

Tax Considerations

Your earnings are not taxed until you take them out of your Contract. If you take money out during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59½ when you take money out, you may be charged a 10% federal penalty tax on the earnings. In all cases, you should consult with your tax adviser for specific tax information.

NOTE ABOUT OTHER ANNUITY CONTRACTS THAT WE OFFER: In addition to the Contracts, we currently offer many other forms of annuity contracts with a wide variety of features, benefits and charges. Depending on your circumstances and needs, some of these other contracts may be at lower cost to you. Not all of the annuity contracts that we offer are available in all jurisdictions or through all of the selling agents who offer the contracts. You should consider with your selling agent what annuity contract or financial product is most consistent with your needs and preferences.

If you have any questions about your Contract or need more information, please contact us at:

Sun Life Insurance and Annuity Company of New York
P. O. Box 9133
Wellesley Hills, Massachusetts 02481
Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The table below describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer the cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		$0

Maximum Withdrawal Charge (as a percentage of amount withdrawn)		6%*

Number of Complete Contract Years Since Your Issue Date	Withdrawal Charge
1	6%
2	6%
4	5%
5	5%
6	4%
7	4%
8 or more	0%

Maximum Fee Per Transfer:		$0**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%***

*
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge, and after 8 Contract Years there will be no withdrawal charge. In no event will the aggregate withdrawal charges assessed exceed 9% of the Purchase Payment.

**	We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges - Premium Taxes.")

The tables below describe the fees and expense that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30*

Variable Account Annual Expenses (as a percentage of average Variable Account assets)

Mortality and Expense Risk Charge	1.25%
Administrative Expense Charge	0.15%

Total Variable Account Annual Expenses	1.40%

*
The Annual Account Fee is $30. The fee is waived on Contracts greater than $75,000 in value on your Contract Anniversary. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year. (See "Account Fee.")

The table below shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract.  More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.59%	1.14%

*
The expenses shown are for the year ended December 31, 2006, and do not reflect any fee waiver or expense reimbursement. The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration fall within the range shown. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS.  WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts.  These costs include Contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated.  The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $30,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted.  If these arrangements were considered, the expenses shown would be higher.  This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds.  If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$821	$1,307	$1,810	$2,973

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$267	$820	$1,400	$2,973

The fee table and Example should not be considered a representation of past or future expenses and charges of the Sub-Accounts.  Your actual expenses may be greater or less than those shown.  The Example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the Example is not intended to be representative of past or future investment performance.  For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix B.

THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (NY) Variable Account C (the "Variable Account") offer the Regatta-NY Annuity on an individual basis for use in connection with retirement plans. We issue an individual Contract to each Owner.

In this Prospectus, unless we state otherwise, we refer to Owners of Contracts as "you".

The Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which your Purchase Payment is allocated to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make payments based on the amount you have accumulated. The Contract provides tax deferral, so that you do not pay taxes on your earnings under the Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral.  Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a death benefit if you die during the Accumulation Phase. Finally, if you so elect, during the Income Phase we will make payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these options, you assume all investment risk under the Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals, where you bear the risk of unfavorable interest rate changes. You also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate, which is 3% per year, compounded annually.

The Contracts are designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contracts are also designed so that they may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all others as "Non-Qualified Contracts."  A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract.  A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including your Purchase Payment, must be sent to us at our Service Address as set forth on the first page of this Prospectus. For all telephone communication, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Service Address. However, we will consider all financial transactions, including your Purchase Payment, withdrawal requests and transfer instructions to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time. In some cases, receipt of requests for financial transactions by the broker-dealer of record will be deemed to be constructive receipt by us.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business exclusively in New York. Our Home Office mailing address is 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity contracts that we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Series of the MFS/Sun Life Series Trust (the "Series Fund"). All amounts allocated by you to a Sub-Account will be used to purchase Series Fund shares at their net asset value. Any and all distributions made by the Series Fund with respect to the shares held by the Variable Account will be reinvested to purchase additional Series Fund shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes will, in effect, be made by redeeming the number of Series Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Series Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE MFS®/ SUN LIFE SERIES TRUST

The MFS®/ Sun Life Series Trust (the "Series Fund") is an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate Massachusetts Financial Services Company ("MFS") serves as the investment adviser to the Series Fund.

The Series Fund is composed of independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in a number of investment options (each, a "Series Fund"), each corresponding to one of the portfolios. . Additional portfolios may be added to the Series Fund, which may or may not be available for investment by the Variable Account.

Each Series Fund pays fees to MFS, as its investment advisor, for services rendered pursuant to investment advisory agreements. MFS also serves as investment adviser to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements (including supervision of the sub-advisers noted below) is solely that of MFS. We undertake no obligation in this regard.

MFS may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Series, and which may be managed by a Series' portfolio manager(s). While a Series may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Series and these similar products, including differences in sales charges, expense ratios and cash flows.

The Series Fund also offers its shares to other separate accounts established by the Company and Sun Life Assurance Company of Canada (U.S.) in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Series which is involved in the conflict or substitution of shares of other Series or other mutual funds.

More comprehensive information about the Series Fund and the management, investment objectives, policies, restrictions, expenses and potential risks of each Series may be found in the accompanying current Series Fund prospectus. You should read the Series Fund prospectus carefully before investing. The statement of additional information of the Series Fund is available by calling (800) 752-7215.

THE FIXED ACCOUNT

The Fixed Account is made up of those assets of the Company that are allocated to a non-unitized separate account established in conformance with New York law. Amounts you allocate to Guarantee Periods become part of the Fixed Account. Any obligation of the Fixed Account will be paid first from those assets allocated to the Fixed Account and the excess, if any, will be paid from the general account of the Company. Assets in the Fixed Account are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by the laws of the state of New York. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the four highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by the laws of the state of New York. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available from time to time. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than 3% per year, compounded annually. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest with amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account, (see "Withdrawals, Withdrawal Charge and Market Value Adjustment").

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or die before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the Purchase Payment are sent to us for acceptance. When we accept your Application, we issue the Contract to, you, as Owner.

We will credit your Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

Amount of Purchase Payment

The amount of your Purchase Payment may vary; however, we will not accept a Purchase Payment of less than $5,000, unless we waive this limit. In addition, we will not accept a Purchase Payment over $2 million, unless we have approved the Payment in advance.

Allocation of Net Purchase Payment

You may allocate your Purchase Payment among the different Sub-Accounts and Guarantee Periods we offer.
In your Application, you may specify the percentage of the Purchase Payment to be allocated to each Sub-Account or Guarantee Period.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payment (see "Contract Charges - Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below.

Variable Account Value

       Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

       Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading  at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor - which we call the Net Investment Factor - which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Series Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Series Fund during the Valuation Period, by (2) the net asset value per share of the Series Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charge and administrative expense charge).

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

       Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from the Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from the Net Purchase Payment, transfer or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

The Guarantee Period begins the day we apply your allocation and ends when the number of calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

       Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

       Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

       Renewals

We will notify you in writing between 45 and 75 days before the Expiration Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Expiration Date:

●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Expiration Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period.

       Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period before the Expiration Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Transfer Privilege

       Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount;

●	at least 30 days must elapse between transfers to or from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Series Fund; and

●	we impose additional restrictions on market timers, which are further described below.

We reserve the right to waive these restrictions and exceptions at any time, as discussed under "Short-Term Trading," or to change them.  Any change will be applied uniformly.  We will notify you of any change prior to its effectiveness.

Transfers out of a Guarantee Period more than 30 days before expiration of the period will be subject to the Market Value Adjustment described below. Under current law there is no tax liability for transfers.

       Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, it will be effective the next Business Day.

       Short-Term Trading

The Contracts are not designed for short-term trading.  If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity.  Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection.  Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading.  A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners.  Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees.  In addition, short-term trading can adversely affect a Fund's performance.  If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value.  As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners.  The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Owner changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Owner or Annuitant;

●	when necessary in our view to avoid hardship to a Owner; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks.  The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees.  In addition, the short-term trading could adversely affect a Fund's performance.  If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.  Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

     Funds' Shareholder Trading Policies

In addition to the restrictions that we impose (as described under "Permitted Transfers" and "Short-Term Trading"), most of the Funds have adopted restrictions or other policies about transfers or other purchases and sales of the Fund's shares. These policies (the "Funds' Shareholder Trading Policies") are intended to protect the Fund from short-term trading or other trading practices that are potentially harmful to the Fund. The Funds' Shareholder Trading Policies may be more restrictive in some respects than the restrictions that we otherwise would impose, and the Funds may modify their Shareholder Trading Policies from time to time.

We are legally obligated to provide (at the Funds' request) information about each amount you cause to be deposited into a Fund (including by way of Purchase Payments and transfers under your Contract) or removed from the Fund (including by way of withdrawals and transfers under your Contract). If a Fund identifies you as having violated the Fund's Shareholder Trading Policies, we are obligated, if the Fund requests, to restrict or prohibit any further deposits or exchanges by you (or a third party acting on your behalf) in respect of that Fund. Any such restriction or prohibition may remain in place indefinitely.

Accordingly, if you do not comply with any Fund's Shareholder Trading Policies, you (or a third party acting on your behalf) may be prohibited from directing any additional amounts into that Fund or directing any transfers or other exchanges involving that Fund. You should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

Funds may differ significantly as to such matters as: (a) the amount, format, and frequency of information that the Funds request from us about transactions that our customers make; and (b) the extent and nature of any limits or restrictions that the Funds request us to impose upon such transactions. As a result of these differences, the costs borne by us and (directly or indirectly) by our customers may be significantly increased. Any such additional costs may outweigh any additional protection that would be provided to our customers, particularly in view of the protections already afforded by the trading restrictions that we impose as described under "Permitted Transfers" and under " Short-Term Trading." Also, if a Fund imposes more strict trading restrictions than are reasonably necessary under the circumstances, you could be deprived of potentially valuable flexibility to make transactions with respect to that Fund.  For these and other reasons, we may disagree with the timing or substance of a Fund's requests for information from us or with any transaction limits or restrictions that the Fund requests us to impose upon our customers.  If any such disagreement with respect to a Fund cannot be satisfactorily resolved, the Fund might be restricted or, subject to obtaining any required regulatory approval, replaced as a variable investment option.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

       Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to withdraw.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge," below) and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment," ). Upon request we will notify you of the amount we would pay in the event of a full or partial withdrawal. Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

        Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with your Account Value at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

       Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will pay you the amount specified in your request adjusted by any applicable charges and/or MVA and then reduce the value of your Account by the gross amount of the withdrawal.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your allocations at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

       Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted to defer payment under the Investment Company Act of 1940 and New York insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by the Series Fund or to determine the value of the net assets of the Series Fund, because an emergency exists; and

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

       Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of the plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations - Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payment when it is made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") during the first 7 Contract Years on certain amounts you withdraw. We impose this charge primarily to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

       Free Withdrawal Amount

During the first 7 Contract Years, you may withdraw a portion of your Account Value, which we call the "free withdrawal amount," before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to 10% of your Purchase Payment. Any portion of the free withdrawal amount that you do not use in a Contract Year is non-cumulative.

       Application of Withdrawal Charge

If you withdraw more than the free withdrawal amount during the first 7 Contract Years, the following withdrawal charge percentage will be applied based on the year of your withdrawal:

Number of Contract Years Since Your Issue Date	Withdrawal Charge
1	6%
2	6%
3	5%
4	5%
5	4%
6	4%
7	3%
8 or more	0%

In no event shall the aggregate withdrawal charges exceed 9% of you Purchase Payment.

       Types of Withdrawals Not Subject to Withdrawal Charge

We do not impose a withdrawal charge after the seventh Contract Year.

We do not impose a withdrawal charge on withdrawals from the Accounts of:

●	our employees,

●	employees of our affiliates, or

●	licensed insurance agents who sell the Contracts.

We do not impose the withdrawal charge:

●	on amounts you apply to provide an annuity;

●	amounts we pay as a death benefit; or

●	amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. Generally, if your Guaranteed Interest Rate is lower than the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period, the Market Value Adjustment will decrease your Account Value. Similarly, the Market Value Adjustment will increase your Account Value if your Guaranteed Interest Rate is higher than the Guaranteed Interest Rate we currently decrease for Guarantee Periods equal to the balance of your Guarantee Period.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) ÷ (1 + J)](N/12) - 1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years; and

N	is the number of complete months remaining in your Guarantee Period.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix C.

CONTRACT CHARGES

Account Fee

Each year during the Accumulation Phase of your Contract we will deduct from your Account an Account Fee to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary, which is the anniversary of the first day of the month after we issue your Contract. The Account Fee is $30. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Amount, based on the allocation of your Account Value on your Contract Anniversary. We will not charge you the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is more than $75,000 on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% of your average daily Variable Account Value during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the Account Fee.

Depending on the amount of expenses that we incur, we expect that we may earn a profit from this charge. If so, we may use the profit for any proper corporate purpose, including paying any other expenses in connection with the Contracts or adding to our corporate surplus.

Mortality and Expense Risk Charge

We deduct a mortality and expense charge from the assets of the Variable Account at an effective annual rate equal to 1.25% during both the Accumulation Phase and the Income Phase. We assume numerous mortality and expense risks under the Contracts. These risks include, but are not limited to, (1) the risk that arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live; (2) the risk that arises from our contractual obligation to pay a death benefit upon the death of the Annuitant prior to the Annuity Commencement Date, including in cases where the death benefit is greater than a Contract's Account Value; (3) the risk that our cost of providing benefits according to the terms of any optional death benefit riders and any optional living benefit riders will exceed the amount of the charges we deduct for those riders; and (4)  the risk that the Account Fee and the administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover our costs resulting from these and other mortality and expense risks, we will bear the loss. If, as we expect, the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts. In setting the rate of this charge, we not only consider our expected mortality and expense risks, but also our objective to earn a profit from the Contracts, after all of the costs, expenses, credits, and benefits we expect to pay in connection with the Contracts.

Premium Taxes

In New York there currently is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending on where the Owner or Payee resides. We believe that the amounts of such premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Series Fund Expenses

There are fees and charges deducted from each Series Fund. These fees and expenses are described in the Series Fund prospectus and related statement of additional information.

DEATH BENEFIT

If the Annuitant dies during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected - a single cash payment or one of our Annuity Options. (If you have named more than one Annuitant, the death benefit will be payable after the death of the last surviving of the Annuitants.) If the Beneficiary is not living on the date of death, we will pay the death benefit in one sum to you or to your estate if you are the Annuitant. We do not pay a death benefit if the Annuitant dies during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect.

Amount of Death Benefit

To calculate the amount of your death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the Annuitant's death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the Annuitant's death and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period.

The amount of the death benefit is determined as of the Death Benefit Date.

The death benefit will be the greatest of the following amounts:

●	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

●	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date;

●
your Account Value on the Seven-Year Anniversary immediately before the Death Benefit Date, adjusted for partial withdrawals and charges made between the Seven-Year Anniversary and the Death Benefit Date;

●	your Purchase Payment less any partial withdrawals; and

●
your Account Value on the Contract Anniversary immediately preceding the Death Benefit Date, adjusted for partial withdrawals and charges made between that anniversary and the Death Benefit Date, so long as the Annuitant is younger than 80 on the date of death.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination) under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "Income Phase - Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of the Annuitant's death, the Beneficiary may elect either a single cash payment or an annuity. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant under the terms of that Annuity Option.

In all cases, no Owner or Beneficiary shall be entitled to exercise any rights that would adversely affect the treatment of the Contract as an annuity contract under the Internal Revenue Code. (See "Other Contractual Provisions - Death of Owner.")

Selection and Change of Beneficiary

You Select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notices on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:

●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly payments to your Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. (Also, a Beneficiary receiving payments after the Annuitant's death under Option B, Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain, may elect to receive the discounted value of the remaining payments in a single sum, as discussed under "Annuity Options.") You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee."

Under a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Annuitant.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 85th birthday ("maximum Annuity Commencement Date") or, if there is a Co-Annuitant, the 85th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a calendar month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. For example, in most situations, current law requires that for a Qualified Contract certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70½ (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70½).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for either a Variable Annuity, a Fixed Annuity, or a combination of both, except that Option E is available only for a Fixed Annuity. We may also agree to other settlement options, at our discretion.

       Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

       Annuity Option B - Life Annuity With 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate of 4%; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

       Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

       Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time, as you elect. The longer the period you elect, the smaller your monthly payments will be. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for a Variable Annuity will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described above for payments to a Beneficiary under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

       Annuity Option E - Fixed Payments

We hold the portion of your Adjusted Account Value selected for this option at interest, and make fixed payments in such amounts and at such times as you and we may agree. We continue making payments until the amount we hold is exhausted. The final payment will be for the remaining balance and may be less than the previous installments. We will credit interest yearly on the amount remaining unpaid at a rate we determine from time to time, but never less than 4% per year (or a higher rate if specified in your Contract) compounded annually. We may change the rate at any time, but will not reduce it more frequently than once each calendar year. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

       Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	we deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed;

●	if applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change; and

●	we deduct any applicable premium tax or similar tax if not previously deducted.

       Variable Annuity Payments

Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 4% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment - which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment - will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 4%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

       Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 4% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. (See "Annuity Payment Rates.")

       Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units from one Sub-Account to another, up to 12 times each Contract Year. Any such exchanges may be subject to any restrictions or other policies that the Funds have adopted to protect the Funds from short-term trading or other practices that are potentially harmful to the Fund (the "Funds' Shareholder Trading Policies"). The applicability of the Funds' Shareholder Trading Policies is the same during the Income Phase as during the Accumulation Phase, and this is discussed in this prospectus under "Funds' Shareholder Trading Policies." For the reasons discussed there, you should review and comply with each Fund's Shareholder Trading Policies, which are disclosed in the Funds' current prospectuses.

To make an exchange, the Annuitant sends us, at our Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

We permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment.

Annuity Payment Rates

The Contract contains Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 4% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 4% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions - Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contract also describes the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Options A, B and C is the 1983 Individual Annuitant Mortality Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

A Contract belongs to the individual or entity to whom the Contract is issued. The Owner will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Annuitant. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the participants under a group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract during the lifetime of the Annuitant and prior to the Annuity Commencement Date. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Death of Owner

If your Contract is a Non-Qualified Contract and you die prior to the Annuitant and before the Annuity Commencement Date, special distribution rules apply. In that case, your Account Value, plus or minus any Market Value Adjustment, must be distributed to your "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the designated beneficiary, with payments beginning no later than one year after your death.

The person you have named a Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living, the Annuitant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. If you were the Annuitant as well as the Owner, your surviving spouse (if the designated beneficiary) may elect to be named as both Owner and Annuitant and continue the Contract; in that case, we will not pay a death benefit and the Account Value will not be increased to reflect the death benefit calculation. In all other cases where you are the Annuitant, the death benefit provisions of the Contract control, subject to the condition that any Annuity Option elected complies with the special distribution requirements described above.

If your spouse elects to continue the Contract (either in the case where you are the Annuitant or in the case where you are not the Annuitant), your spouse must give us written notification within 60 days after we receive Due Proof of Death, and the special distribution rules described above will apply on the death of your spouse.

If you are the Annuitant and you die during the Income Phase, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Owner is not a natural person, these distribution rules apply on a change in, or the death of, any Annuitant or Co-Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

If yours is a Qualified Contract, any distributions upon your death will be subject to the laws and regulations governing the particular retirement or deferred compensation plan in connection with which the Qualified Contract was issued.

Voting of Series Fund Shares

We will vote Series Fund shares held by the Sub-Accounts at meetings of shareholders of the Series Fund or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions. During the Income Phase, the Payee (that is, the Annuitant or Beneficiary entitled to receive benefits) is the person having such voting rights. We will vote any shares attributable to us and Series Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights to persons who may have such rights under plans, other than rights afforded under the Investment Company Act of 1940, or any duty to inquire as to the instructions received by Owners or others, or the authority of any such persons, to instruct the voting of Series Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Series Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Series Fund. We will determine the number of Series Fund shares as to which each such person is entitled to give instructions as of the record date set by the Series Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Series Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Series Fund share as of the same date. On or after the Annuity Commencement Date, the number of Series Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Series Fund share as of the same date. After the Annuity Commencement Date, the number of Series Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Reports to Owners

We will send you, by regular U.S. mail, confirmation of all Purchase Payments (including any interest credited), withdrawals, (including any withdrawal charges, negative market value adjustments, and federal taxes on withdrawals), minimum distributions, death benefit payments, and transfers (excluding dollar-cost averaging transfers).  Such confirmations will be sent within two business days after the transaction occurs.

In addition, within 5 business days after each Account Quarter, we will send you a statement showing your current Account Value, death benefit value, and investment allocation by asset class.  Each quarterly statement will detail transactions that occurred during the last Account Quarter including Purchase Payments, annuity payments, transfers (including dollar-cost averaging transfers), partial withdrawals, systematic withdrawals, minimum distributions, portfolio rebalancing, asset reallocations, interest credited on fixed accounts, and annual contract fees assessed.

We will also send you annual and semi-annual reports of the funds in which you are invested, including a list of investments held by each portfolio as of the current date of the report.

It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

Substitution of Securities

Shares of any or all Series of the Series Fund may not always be available for investment under the Contract. We may add or delete Series or other investment companies as variable investment options under the Contracts. We may also substitute shares of another Series or shares of another registered open-end investment company or unit investment trust for the shares held in any Sub-Account, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to the prior approval of the Superintendent of Insurance of the State of New York and any necessary vote by persons having the right to give instructions with respect to the voting of Series Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may, subject to the prior approval of the Superintendent of Insurance of the State of New York and make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (1) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (2) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (3) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See "Change in Operation of Variable Account"); (4) provides additional Variable Account and/or fixed accumulation options; or (5) as may otherwise be in the best interests of Owners or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Service Address, as shown on the cover of this Prospectus, within 10 days, or longer if required by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value at the end of the Valuation Period during which we received it.

If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day proceeding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income.  Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract.  However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract.  For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of your Purchase Payment unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract. If you withdraw your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date (a "full surrender"), the taxable portion will equal the amount you receive less the "investment in the contract" (i.e., the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income).

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date will generally be able to treat a portion of each payment as a nontaxable return of the Purchase Payment and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payment has been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payment made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to the Purchase Payment, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payment has been fully recovered, the unrecovered Purchase Payment may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59½, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made not less frequently than annually for life or life expectancy, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract.  For this purpose, the amount of the investment in the contract is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the Owner's investment in the Contract. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract.  If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract.  In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

Distributions and Withdrawals from Qualified Contracts

Generally, distributions from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will, except in certain circumstances, apply to distributions prior to age 59½.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity, a governmental Code Section 457 plan or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan, tax-sheltered annuity or governmental Section 457 plan will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan, governmental Section 457 plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan. However, a non-surviving-spouse Beneficiary may able to directly transfer a distribution to a so-called inherited IRA that will be subject to the IRS distribution rules applicable to beneficiaries.

Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Benenficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying non-qualified variable contracts. Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. Contracts that do not meet the guidelines are subject to current taxation on annual increases in value. We believe that each Series of the Series Fund complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test.  If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets.  In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying.  Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract.  In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future.  Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets.  We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account.  You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code.  Annuity contracts also receive tax-deferral treatment.  It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract.  If you purchase this annuity Contract as a Qualified Contract, you do not receive additional tax-deferral.  Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59½, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, and (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance.  Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis.  Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold.  Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.  Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract.  The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent.  This compensation is not paid directly by the Contract Owner or the separate account.  The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 6.36% of Purchase Payments. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers.  These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments, in certain circumstances referred to as "override" compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support.  These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars.  The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

In addition to selling our variable contracts (including the Contract), some Selling Broker-Dealers or their affiliates may have other business relationships with the Company. Those other business relationships may include, for example, reinsurance agreements pursuant to which an affiliate of the Selling Broker-Dealer provides reinsurance to the Company relative to some or all of the Policies or other variable policies issued by the Company or its affiliates. The potential profits for a Selling Broker-Dealer or its affiliate associated with such reinsurance arrangements could indirectly provide incentives to the Selling Broker-Dealer and its Selling Agents to recommend products for which they provide reinsurance over similar products which do not result in potential reinsurance profits to the Selling Broker-Dealer or its affiliate. The operation of an individual contract is not impacted by whether the policy is subject to a reinsurance arrangement between the Company and an affiliate of the Selling Broker-Dealer.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

During 2004, 2005 and 2006, approximately $0,and $0, and $0, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. - 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and Chicago, Illinois - 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent of Insurance has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, its parent and its affiliates, are regulated under insurance holding company legislation in New York and certain other states. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in New York, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in this Statement of Additional Information should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Series Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2006 are also included in the Statement of Additional Information.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life and Annuity Company of New York
Advertising and Sales Literature
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 21, 2007 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:
Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Regatta-NY Variable and Fixed Annuity
Sun Life (N.Y.) Variable Account C.

Name
Address

City	State	Zip
Telephone

APPENDIX A - GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or OWNER ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ANNUITANT: The person or persons named in the Application and whose life the first annuity payment is to be made. In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also name a Co-Annuitant. If you do, all provisions of the Contract based on the death of the Annuitant will be based on the date of death of the last surviving of the persons named. By example, if the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the new Annuitant. The death benefit will become due only on the death before the Annuity Commencement Date of the last surviving Annuitant and Co-Annuitant named. These persons are referred to collectively in the Contract as "Annuitants." If you have named both an Annuitant and Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time.

*ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

*ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent variable annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for purchase of a Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading or any other day on which there is enough trading in securities held by a Sub-Account to materially affect the value of the Variable Accumulation Units.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Issue Date" in the Contract.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period of (a) 12 full calendar months, plus (b) the part of the calendar month in which we issue your Contract (if not on the first day of the month), beginning with the Contract Date. Your Contract Anniversary is the first day immediately after the end of a Contract Year. Each Contract Year after the first is the 12 calendar month period that begins on your Contract Anniversary. If, for example, the Contract Date is in March, the first Contract Year will be determined from the Contract Date but will end on the last day of March in the following year; your Contract Anniversary is April 1 and all Contract Years after the first will be measured from April 1.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Annuitant's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in cash.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

EXPIRATION DATE: The last day of a Guarantee Period.

FIXED ACCOUNT: The assets of the Company which are allocated to a non-unitized separate account established in conformance with New York law.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Annuitant.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SEVEN-YEAR ANNIVERSARY: The seventh Contract Anniversary and each succeeding Contract Anniversary occurring at any seven year interval thereafter; for example, the 14th, 21st and 28th Account Anniversaries.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific series of the Series Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

______________________
*You specify these items on the Contract Specifications page, and may change them, as we describe in this Prospectus.

APPENDIX B -
CONDENSED FINANCIAL INFORMATION

The following information for Regatta NY should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year

MFS®/ Sun Life Capital Appreciation Series	01	2006	20.192	21.183	290,856
		2005	20.288	20.192	392,015
		2004	18.530	20.288	396,629
		2003	14.598	18.530	491,670
		2002	21.894	14.598	594,275
		2001	29.728	21.894	783,814
		2000	34.026	29.728	878,308
		1999	26.016	34.026	952,236
		1998	20.496	26.016	1,030,044
		1997	16.879	20.496	1,098,819

MFS®/ Sun Life Global Governments Series	01	2006	16.927	17.523	42,887
		2005	18.496	16.927	50,299
		2004	17.041	18.496	58,346
		2003	14.948	17.041	71,599
		2002	12.566	14.948	77,006
		2001	13.022	12.566	125,684
		2000	13.033	13.022	170,907
		1999	13.940	13.033	186,528
		1998	12.419	13.940	219,014
		1997	12.510	12.419	277,498

MFS®/Sun Life Global Growth Series	01	2006	23.125	26.769	89,789
	01	2005	21.310	23.125	113,497
		2004	18.691	21.310	127,382
		2003	13.993	18.691	146,027
		2002	17.597	13.993	192,767
		2001	22.220	17.597	253,332
		2000	25.935	22.220	312,693
		1999	15.718	25.935	326,782
		1998	13.914	15.718	327,055
		1997	12.235	13.914	384,999

MFS®/ Sun Life Government Securities Series	01	2006	17.056	17.441	103,164
	01	2005	16.905	17.056	136,810
		2004	16.521	16.905	168,862
		2003	16.400	16.521	213,799
		2002	15.145	16.400	273,496
		2001	14.293	15.145	322,035
		2000	12.934	14.293	534,141
		1999	13.363	12.934	602,006
		1998	12.462	13.363	516,775
		1997	11.620	12.462	617,817

MFS®/ Sun Life High Yield Series	01	2006	19.047	20.737	35,334
	01	2005	18.899	19.047	47,094
		2004	17.494	18.899	68,486
		2003	14.607	17.494	99,731
		2002	14.422	14.607	134,296
		2001	14.373	14.422	181,566
		2000	15.636	14.373	209,754
		1999	14.838	15.636	258,754
		1998	14.954	14.838	299,433
		1997	13.394	14.954	340,863

MFS®/ Sun Life Massachusetts Investors Trust Series	01	2006	25.253	28.218	167,717
	01	2005	23.773	25.253	210,545
		2004	21.527	23.773	259,432
		2003	17.770	21.527	351,202
		2002	22.875	17.770	449,383
		2001	27.528	22.875	576,252
		2000	27.882	27.528	684,515
		1999	26.377	27.882	751,259
		1998	21.598	26.377	759,522
		1997	16.597	21.598	806,893

MFS®/ Sun Life Money Market Series	01	2006	13.137	13.551	91,828
	01	2005	12.968	13.137	131,953
		2004	13.042	12.968	204,466
		2003	13.142	13.042	232,757
		2002	13.158	13.142	523,274
		2001	12.857	13.158	487,725
		2000	12.303	12.857	443,137
		1999	11.918	12.303	471,179
		1998	11.506	11.918	529,219
		1997	11.104	11.506	540,785

MFS®/ Sun Life Total Return Series	01	2006	26.283	29.090	306,102
	01	2005	25.868	26.283	390,941
		2004	23.532	25.868	483,996
		2003	20.368	23.532	571,841
		2002	21.905	20.368	706,955
		2001	22.101	21.905	856,779
		2000	19.185	22.101	1,053,465
		1999	18.920	19.185	1,226,124
		1998	17.169	18.920	1,320,198
		1997	14.274	17.169	1,439,364

MFS®/ Sun Life Utilities Series	01	2006	34.846	45.460	49,707
	01	2005	30.123	34.846	58,700
		2004	23.429	30.123	62,229
		2003	17.436	23.429	74,088
		2002	23.218	17.436	71,049
		2001	31.108	23.218	89,489
		2000	29.482	31.108	97,977
		1999	22.776	29.482	95,916
		1998	19.641	22.776	88,196
		1997	15.005	19.641	103,362

APPENDIX C -
WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account (The Market Value Adjustment does not apply to the Variable Account)

These examples assume the following:

(1)	The Purchase Payment was $10,000;

(2)	The date of full surrender or partial withdrawal occurs during the 3rd Contract Year, and

(a)	the Contract's Account Value is $12,000 and is attributable to the value of Variable Accumulation Units of one Sub-Account, and

(b)	no previous partial withdrawals have been made.

Example A-Full Surrender:

(1)	10% (or .10) of the Purchase Payment is available without imposition of a withdrawal charge: (.10 x $10,000 = $1,000).

(2)	The Account Fee of $30 is deducted from the Account Value: $12,000 - $30 = $11,970.

(3)	The balance of the full surrender ($11,970 - $1,000 = $10,970) is subject to the withdrawal charge applicable during the third Account Year (5% or .05).

(4)	The amount of the withdrawal charge is .05 x $10,970 = $548.

(5)	The amount of the full surrender is $111,970 - $548 = $11,422.

Example B-Partial Withdrawal (in the amount of $2,000):

(1)	10% or (.10) of the Purchase Payment is available without imposition of a withdrawal charge. (.10 x $10,000 = $1,000).

(2)	The balance of the partial withdrawal ($2,000 - $1,000 = $1,000) is subject to the withdrawal charge applicable during the third Contract Year (5% or .05).

(3)
The amount of the withdrawal charge is equal to the amount required to complete the partial withdrawal ($2,000 - $1,000 = $1,000) ÷ 1 - .05 or .95 less the amount required to complete the balance of the partial withdrawal.

Withdrawal Charge = $1,000 ÷ .95 - 1,000 = $52.63

In this example, in order for the Owner to receive the amount requested ($2,000), a gross withdrawal of $2052.63 must be processed, with $52.63 representing the withdrawal charge calculated above.

Part 2-Fixed Account-Examples of the Market Value Adjustment (MVA)

The MVA factor is:
[(1 + I) ÷ (1 + J)](N/12) - 1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or.06 (l).

(2)	The date of surrender is 2-years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

(5)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08.

The MVA factor =	[(1 + I) ÷ (1 + J)](N/12) - 1

=	[(1 + 0.06) ÷ (1 + 0.08)](24/12) - 1

=	(0.981)2 - 1

=	0.963 - 1

=	-0.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

$11,910.16 x (-.037) = -$440.68

-$440.68 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000.00 from this Guarantee Amount, the MVA would be:

$2,000.00 x (-.037) = -$74.00

-$74.00 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05.

The MVA factor =	[(1 + I) ÷ (1 + J)](N/12) - 1

=	[(1 + 0.06) ÷ (1 + 0.05)](24/12) - 1

=	(1.010)2 - 1

=	1.019 - 1

=	-0.019

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

$11,910.16 x 0.019 = -$226.29

226.29 represents the MVA that will be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000.00 from this Guarantee Amount, the MVA would be:

$2,000.00 x 0.019 = -$38.00

$38.00 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF
NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481
Telephone:
Toll Free (800) 752-7215
General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses incurred by the registrant in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions, are as follows*:

SEC Registration Fee	$ 100
Printing and Engraving	75,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000

$110,100
-----------------

*   Except for SEC Registration Fee, all expenses are estimates

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sun Life Assurance Company of Canada (U.S.)

Article 8 of the By-Laws of Sun Life Assurance Company of Canada (U.S.), as amended March 14, 2004, provides for indemnification of directors and officers as follows:

"Section 8.01.  General.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

Section 8.02.  Actions by or in the Right of the Corporation.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.03  Indemnification Against Expenses.  To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.01 and 8.02 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 8.04.  Board Determinations.  Any indemnification under Sections 8.01 and 8.02 hereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 8.05.  Advancement of Expenses.  Expenses including attorneys’ fees incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by law or in this Article. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 8.06.  Nonexclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the corporation seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.07.  Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, the certificate of incorporation or this Article.

Section 8.08.  Certain Definitions.  For purposes of this Article, (a) references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

Section 8.09.  Change in Governing Law.  In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law that limits indemnification rights thereunder, the corporation shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding."

Sun Life Insurance and Annuity Company of New York

Article 5, Section 5.6 of the By-Laws of Sun Life Insurance and Annuity Company of New York provides for indemnification of directors, officers and employees as follows:

"The Corporation may by action of the Board of Directors indemnify to the full extent and in the manner authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation."

ITEM 16. EXHIBITS

Exhibit

Number Description
------------------

(1)	Marketing Coordination Agreement (Incorporated by reference from Post-Effective Amendment No. 2 to the Registration Statement on Form N-4, File No. 333-05037, filed on April 24, 1998)

(4)(a)
Specimen Single Payment Deferred Combination Variable and Fixed Individual Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, File No. 033-41629, filed on April 28, 1998)

(4)(b)
Subordinated New Guarantee by Sun Life Assurance Company of Canada (U.S.) in favor of certain holders of market value adjustment interests issued by the Sun Life Insurance and Annuity Company of New York*

(5)(a)	Opinion and Consent of Counsel regarding legality of annuity contracts providing for the market value adjustment interests being registered *

(5)(b)	Opinion and Consent of Counsel regarding legality of Subordinated Guarantee *

(23)(a)	Consent of Independent Registered Public Accounting Firm (to be filed by Amendment)

(23)(b)	Consent of Counsel (included as part of the opinion filed as Exhibit 5(a))

(23)(c)	Consent of Counsel (included as part of the opinion filed as Exhibit 5(b))

(24)	Powers of Attorney (included as part of the Signature pages to this Registration Statement.)

*Filed herewith

ITEM 17. UNDERTAKINGS

(a) Each undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)  That each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)  That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, that undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of that undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of that undersigned Registrant or used or referred to by that undersigned Registrant;

(iii)  any portion of any other free writing prospectus relating to the offering containing material information about that undersigned Registrant or its securities provided by or on behalf of that undersigned Registrant;  and

(iv)  any other communication that is an offer in the offering made by that undersigned Registrant to the purchaser.

(b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (6) During any time there are obligations outstanding and covered by the guarantee issued by Sun Life Assurance Company of Canada (U.S.) ("Guarantor") and filed as an exhibit to this Registration Statement ("Guarantee"), the Guarantor hereby undertakes to provide notice to contract owners covered by the Guarantee promptly after the happening of significant events related to the Guarantee. These events include: (i) termination of the Guarantee that has a material adverse effect on the contract owner's rights under the Guarantee; (ii) a default under the Guarantee that has a material adverse effect on the contract owner's rights under the Guarantee; or (iii) the insolvency of the Guarantor.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Insurance and Annuity Company of New York, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 23rd day of September, 2010.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(Depositor)

By: /s/ Westley V. Thompson
Westley V. Thompson
President, SLF U.S.

Attest:	/s/ Sandra M. DaDalt
Sandra M. DaDalt
Assistant Vice President and Senior Counsel

We the undersigned officers and directors of Sun Life Insurance and Annuity Company of New York hereby constitute and appoint Susan J. Lazzo, Michael S. Bloom, James J. Klopper, Sandra M. DaDalt, and Elizabeth B. Love, and each of them singly, our attorneys-in-fact, with full power to any of them, to sign, for each of us, in our names and in the capacities indicated below, the Registration Statement of Sun Life Insurance and Annuity Company of New York on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement under the Securities Act of 1933 and to deliver and file the same, with exhibits thereto, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

As required by the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities with the Depositor, Sun Life Insurance and Annuity Company of New York, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Westley V. Thompson	President, SLF U.S. and Director	September 23, 2010
Westley V. Thompson	(Principal Executive Officer)

/s/ Ronald H. Friesen	Vice President and Chief Financial Officer and	September 23, 2010
Ronald H. Friesen	Treasurer and Director
(Principal Financial Officer)

/s/ Douglas C. Miller	Vice President and Controller	September 23, 2010
Douglas C. Miller	(Principal Accounting Officer)

/s/ Scott M. Davis	Director	September 23, 2010
Scott M. Davis

/s/ John T. Donnelly	Director	September 23, 2010
John T. Donnelly

/s/ Leila Heckman	Director	September 23, 2010
Leila Heckman

/s/ Donald B. Henderson	Director	September 23, 2010
Donald B. Henderson, Jr.

/s/ Michael K. Moran	Director	September 23, 2010
Michael K. Moran

/s/ Peter R. O’Flinn	Director	September 23, 2010
Peter R. O'Flinn

/s/ Barbara Z. Shattuck	Director	September 23, 2010
Barbara Z. Shattuck

/s/ Michael E. Shunney		September 23, 2010
Michael E. Shunney	Director

/s/ David K. Stevenson
David K. Stevenson	Director	September 23, 2010

/s/ Janet V. Whitehouse
Janet V. Whitehouse	Director	September 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Assurance Company of Canada (U.S.), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3* and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 23rd day of September, 2010.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(Depositor)

By: /s/ Westley V. Thompson
Westley V. Thompson
President, SLF U.S.

Attest:	/s/ Sandra M. DaDalt
Sandra M. DaDalt
Assistant Vice President and Senior Counsel

We the undersigned officers and directors of Sun Life Assurance Company of Canada (U.S.) hereby constitute and appoint Susan J. Lazzo, Michael S. Bloom, James J. Klopper, Sandra M. DaDalt, and Elizabeth B. Love, and each of them singly, our attorneys-in-fact, with full power to any of them, to sign, for each of us, in our names and in the capacities indicated below, the Registration Statement of Sun Life Assurance Company of Canada (U.S.) on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement under the Securities Act of 1933 and to deliver and file the same, with exhibits thereto, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

As required by the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities with the Depositor, Sun Life Assurance Company of Canada (U.S.), and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Westley V. Thompson	President, SLF U.S. and Director	September 23, 2010
Westley V. Thompson	(Principal Executive Officer)

/s/ Ronald H. Friesen	Senior Vice President and Chief Financial Officer	September 23, 2010
Ronald H. Friesen	and Treasurer and Director
(Principal Financial Officer)

/s/ Douglas C. Miller	Vice President and Controller	September 23, 2010
Douglas C. Miller	(Principal Accounting Officer)

/s/ Jon A. Boscia	Director	September 23, 2010
Jon A. Boscia

/s/ Scott M. Davis	Director	September 23, 2010
Scott M. Davis

/s/ Stephen L. Deschenes	Director	September 23, 2010
Stephen L. Deschenes

/s/ Terrence J. Mullen	Director	September 23, 2010
Terrence J. Mullen

* In making this representation the Registrant relies on Instruction 3 to the Signatures requirement for Form S-3 in that, to the extent that Registrant's Contracts and Subordinated Guarantee have not received an investment grade rating, Registrant reasonably believes that such rating will be obtained before the first sale of the Subordinated Guarantee.